Exhibit 11.1

ETHICS AND CONDUCT

REGULATION FOR YPF

EMPLOYEES

INDEX

1.-	PURPOSE

2.-	SCOPE OF APPLICATION

3.-	GENERAL AND TEMPORARY PROVISIONS

4.-	VALIDITY

5.-	CONSIDERATIONS

6.-	VISION

7.-	ETHICAL VALUES

8.-	CODE OF CONDUCT FOR ALL EMPLOYEES

	8.1-	Human Rights and public liberties

	8.2-	Equal opportunities and non-discrimination

	8.3-	Safety and protection of the environment

	8.4-	Relations with governments and authorities – Legality

	8.5-	Fair competition

	8.6-	Information transparency

	8.7-	Protection of personal data and right to privacy

	8.8-	Reserved and confidential information

	8.9-	Integrity in its relations with clients, vendors and partners

	8.10-	Conflicts of Interest

	8.11-	Use and protection of assets

9.-	BREACH AND FAILURE TO COMPLY WITH REGULATIONS

10.-	EXHIBIT 1

1.	PURPOSE

To establish the general guidelines that should govern the conduct of YPF and all its employees in carrying out their functions and in their commercial and professional relations, acting in accordance with the laws of each country and respecting the ethical principles of their respective cultures.

This Regulation, as well as other previously disclosed documents and information (Regulation of the Internal Committee on Transparency, Internal Code of Conduct for the Stock Market), stress YPF’s firm commitment to good corporate governance, transparency and social responsibility.

2.	SCOPE OF APPLICATION

This Regulation applies to the CEO, the Directors, and all employees who carry out their functions at YPF, S.A. or in any of its controlled Group companies.

3.	GENERAL AND TEMPORARY PROVISIONS

This Regulation cancels and replaces the previously existing code of conduct for employees at YPF, S.A. or in any of its Group Companies.

4.	VALIDITY

This Regulation shall be in effect as of August 15, 2003.

5.	CONSIDERATIONS

This Regulation, as well as any amendments or the granting of any exemption relative to any matter set out herein, will require the approval of the Board of Directors.

Furthermore, the Board of Directors may decide to make this applicable to any other individual whenever warranted by the regulations to which YPF may be subject.

6.	VISION

“To be an integrated oil and gas company, with the capacity to grow in a balanced manner and admired within the industry”

This vision requires that all of us who form this company direct our efforts to the efficient operation of our business, establishing a firm commitment to:

Shareholders: Offer our shareholders a sustained increase in value, guaranteeing our management’s transparency and good corporate governance.

Clients: Adequately fulfill our clients’ expectations by working to anticipate and understand their needs.

Partners and vendors: Establish relations based on reciprocity and mutual respect with partners and vendors, and above all, based on the confidence instilled by the products and quality of services.

Employees: Attract, motivate and retain the most qualified professionals in the field, offering them an attractive workplace. Provide and promote professional development opportunities in a leading company. Base career development on the objective appraisal of professional merits within a framework of non-discrimination that is supported by a sense of pride in being a part of the Company.

Community: Contribute to the sustainable development of society at large, with a firm commitment to support the communities where we operate. Our business strategy is guided by a commitment to care for and protect the environment and a respect for human rights, values which direct our business growth in a manner compatible with the principles of sustainable development.

7.	ETHICAL VALUES

All of the activities discharged by those of us comprising YPF, in compliance with our Vision, are grounded in the ethical values and basic principles that guide our corporate ethical conduct.

Integrity: Behavior must be irreproachable and aligned with rectitude and honesty. We shall promote a strict coherence between corporate practices and our values.

Transparency: Disseminate information on our management that is appropriate and faithful. Information that is accurate and verifiable. Clear communication, both internal as well as external.

Responsibility: Assume our responsibilities and act accordingly, channeling all our efforts in achieving this objective.

Safety: Provide the optimal working conditions in terms of health and safety. We demand a high level of safety in processes, installations, and services, stressing the protection of employees, contractors, customers, and the immediate surroundings, and convey this principle to the entire organization.

8.	CODE OF CONDUCT FOR ALL EMPLOYEES

The Corporate Ethical Values represent guidelines that inspire the basic conduct of all employees to “perform our employment obligations in accordance with the principles of loyalty to the Company, good faith, integrity, respect for the law and ethical considerations”, and define the code of conduct that should be observed by all employees in carrying out their professional responsibilities.

This Regulation does not aim to cover all the possible situations or particular problems that may arise in the professional sphere but rather sets out the minimum codes of conduct that should guide all employees in the performance of their professional duties. The conduct guidelines in this Regulation must be followed in providing professional services at YPF.

8.1	Human rights and public liberties

YPF is committed to respecting human rights, protecting the environment, and cooperating in the development and welfare of the communities where it operates. These actions define the Company’s responsibility with society.

YPF undertakes to respect and to uphold the human rights and public liberties recognized in the Declaration of Human Rights and the main international agreements, and is committed to ensuring that the principles in these agreements guide all its policies. The cornerstone of this commitment is the respect of human dignity.

Moreover, the Company will include actions involving human rights in the training programs for its employees and will encourage the use of support tools that promote awareness of these rights to ensure that these rights are upheld.

Consequently, all YPF employees shall support this commitment, carrying out their professional activities fully respecting and protecting human rights and public liberties.

8.2	Equal opportunities and non-discrimination

YPF is aware that the professional growth of each employee is closely related to the individual’s full development, and, consequently, promotes employee training and an environment that is conducive to equal job opportunities for each and every of its members, ensuring that there is no discrimination. Promotions shall be based on merit, capabilities, and on-the-job performance.

YPF employees shall treat each other with respect and promote a comfortable, healthy, and safe job environment. They should abstain from any type of offensive behavior, or any type of discrimination based on race, religious or political beliefs, trade union affiliations, nationality, language, sex, civil status, age, or disability.

Under no circumstances will employees engage in sexual harassment, abuse their authority, or show any type of aggressive and hostile behavior that contributes to a climate of intimidation.

8.3	Safety and protection of the environment

YPF is committed to carrying out its activities in such a manner as to minimize the negative impact on the environment and to achieve a high level of security in its processes, facilities, and services, paying particular attention to protecting its employees, contractors, customers, and surroundings.

In this respect, one of the key principles is prevention, through proper identification, and management of environmental or safety hazards.

To achieve these objectives, YPF promotes environmental and safety training for all its employees, particularly for those engaging in the management and maintenance of facilities or those having direct relations with our customers, suppliers, and contractors.

YPF employees, irrespective of their jobs or geographical location, must be responsible for their own safety as well as for contributing to the safety of others and the protection of the environment.

These employees, moreover, must be aware of the impact of the products and processes that they handle, paying particular attention to the safety and environmental impact caused by the consumption, use, or handling of products to ensure that these will be used in a safe manner throughout their lifecycle, and that they do not pose any health hazard.

8.4	Relations with Governments and authorities – Legality

YPF agrees to faithfully and respectfully comply will all the legal obligations assumed in any country where it carries out its activities.

YPF employees must strictly abide by the laws of the country or the countries in each specific case, and avoid any conduct that, without constituting a violation of the law, could damage the Company’s reputation before the community, the country’s government, or any other organization, and adversely affects its businesses and/or image.

No employee will deliberately collaborate with third parties in violating any law, nor engage in any actions that compromise respect for the law.

They must act honestly and with integrity in all their contacts and transactions with the authorities and employees in governments and administrations and must ensure that all information and certificates submitted by them, as well as their remarks, are accurate, clear, and complete.

8.5	Fair competition

YPF is committed to the fair competition in markets and promotes free competition in benefit of consumers and users, always complying with the law in force.

YPF employees will not engage in any deceitful advertising of its business and will avoid all conduct that is or could be considered an unlawful abuse or restriction of competition.

8.6	Information transparency

YPF believes that information transparency is the principle that governs its relations with shareholders, and is committed to ensuring that the information presented to shareholders, to the stock exchanges where its stock is listed, and to the bodies governing these markets is accurate and complete and faithfully reflects its financial situation as well as the results of its operations, and that this information complies with the deadlines and other requisites set out in the applicable regulations.

This principle of transparent and accurate information shall also apply to internal communications.

YPF employees agree to provide accurate internal and external information. Under no circumstances shall they furnish information that is incorrect or inaccurate or could lead to confusion in those receiving it. Likewise, they shall take the strictest care to protect the confidentiality of any information that could affect the listing price of Company shares and could consequently affect shareholders’ interests.

Conduct related to the Stock Markets is specifically included in the “YPF Internal Code of Conduct in the Stock Market” attached as Appendum I, which applies to those individuals included within its subjective scope.

8.7	Protection of personal data

YPF encourages the application of new technologies and is aware of the impact that improper use of these technologies may have. This is why the Company pays particular attention to ensuring the right to privacy by protecting the personal data of its customers, vendors, employees, institutions and the general public.

YPF employees shall not disclose any personal data obtained from customers, vendors, employees, public administrations, or the public to guarantee, pursuant to the law in force, the privacy and the trust that these groups have deposited in the Company.

8.8	Reserved and Confidential Information

YPF is aware that information is one of its key assets and that it is essential for the management of its activities. The Company, therefore, has developed a security policy for information for the purpose of safeguarding its integrity, availability, and confidentiality to minimize the risks that could result from its dissemination and inappropriate use.

All proprietary information safeguarded by YPF that is not of a public nature is considered confidential. All employees, therefore, are under the obligation to maintain the strictest confidentiality of all information to which they have access in the performance of their professional activities.

Furthermore, employees must not make any fraudulent use of this information and must avoid benefiting from any opportunity of obtaining any personal profit based on the knowledge acquired in the performance of their professional duties.

Divulging, disseminating, and using confidential information for personal purposes is deemed to constitute a breach of loyalty to YPF.

8.9	Integrity in its relations with clients, vendors and partners

YPF agrees to be governed by the principles of integrity, transparency and objectivity in its dealings with clients, vendors, contractors, partners, institutions, and the general public.

YPF assumes, takes the lead, and promotes its commitment with Total Quality by providing all the resources that may be necessary for the achievement of Excellence and by establishing the appropriate measures to ensure that the quality policy is implemented by all employees pursuant to these principles.

YPF employees must act with integrity with the Company’s customers and be driven by the objectives of achieving the highest levels of quality, excellence in providing services, and in the long-term development of relationships based on mutual trust and respect.

YPF employees shall establish relationships with its partners based on trust, transparency of information, and the implementation of common knowledge, experiences, and competencies to reach common goals. To this end, they shall apply the same ethical principles of respect, a favorable environment and teamwork, as if they were dealing with other Company employees.

YPF employees shall apply quality and cost criteria in the processes for selecting vendors and contractors, avoiding any personal interests that may be in conflict with those of the Company. Their actions shall be governed by the same ethical values and propriety with which the Company wishes to be treated.

YPF employees shall not be able to accept any gifts or compensation, invitations, or any type of favor from any person or entity that, due to its characteristics, could detract from or compromise a commercial, professional, or administrative relationship.

Moreover, employees shall not, directly or indirectly, make any gifts or promises to any individual or entity that has or could have a commercial, professional, or administrative relationship with YPF, when these may be deemed inappropriate in the normal course of business, and in any case, these should always be made in compliance with the law, the customer’s regulations and procedures, and the established procedures in the employee’s unit.

8.10	Conflicts of Interest

YPF recognizes and respects the financial and business activities of its employees that are not directly related to the activities carried out for the Company provided that these are legal and do not represent a conflict of interests with their responsibilities as YPF employees.

YPF employees should avoid any situation that could give rise to any conflict between their personal interests and those of the Company and will abstain from representing the Company, take part or influence decisions in any situation in which, the employee or any close family member has a personal interest. Employees should always act in accordance with their responsibilities, loyally and defending the interests of YPF.

Furthermore, employees may not undertake any tasks, jobs, or render any services in the benefit of companies in the sector or those that engage in activities that may, directly or indirectly, compete, or could compete, with those of YPF.

YPF employees who could be affected by a conflict of interests, will inform the head of their Area before undertaking any transaction or closing any business deal, in order to make the appropriate decisions in each specific case thereby avoiding compromising their impartial job performance.

8.11	Use and protection of assets

YPF provides all employees with the necessary resources for carrying out their professional responsibilities and is committed to providing the means that may be necessary for protecting and safeguarding these resources.

YPF employees shall not use these resources for their personal use or for non-professional purposes and/or for carrying out activities that are not directly related to the Company’s interests. They shall be responsible for protecting those resources provided for performing their professional responsibilities as well as the assets of the Company.

9.	BREACH AND FAILURE TO COMPLY WITH REGULATIONS

The Vision and Ethical Values included in this Regulation are the cornerstone of the commitments that YPF has undertaken with its shareholders, partners, customers, vendors, employees, and society. Consequently, YPF employees may inform the heads of their Area of any breach or violation of the conducts reflected in this document. YPF will not condone any reprisals with respect to those employees who, in good faith, communicate any type of non-compliance, and will impose sanctions, pursuant to labor regulations currently in force, for those non-compliances or violations representing any work infraction, without prejudice of other responsibilities that may concur.

10. EXHIBIT I

YPF INTERNAL REGULATIONS FOR CONDUCT IN THE SECURITIES MARKET

CONTENTS

1.	PURPOSE OF THE REGULATIONS
2.	SCOPE OF APPLICATION
3.	RULES OF CONDUCT
4.	PRIVILEGED INFORMATION
5.	RELEVANT INFORMATION
6.	TRANSACTIONS IN OWN SECURITIES
7.	MANIPULATION OF MARKET QUOTES
8.	CONFLICTS OF INTEREST
9.	TERM
10.	OBLIGATORY OBSERVANCE
11.	BREACH
12.	INSPECTION
13.	APPENDIX I

1.	PURPOSE OF THE REGULATIONS

1.1	These Regulations are intended to define the principles and framework for action in the Securities Market for the YPF personnel assigned thereto.

1.2	The text of the Regulations is consistent, to the extent applicable, with the requirements of the United States and Argentine securities market regulations.

1.3	The Regulations also incorporate the best practices in the field, with the aim of contributing to the development of the markets’ transparency and good operation, and preserving the investing public’s legitimate interests.

2.	SCOPE OF APPLICATION

2.1	Subjective Scope

Without prejudice to the obligations incumbent upon YPF, S.A. as a legal entity in the fields covered by these Regulations, they are applicable to the following Persons:

a.	The members of the YPF, S.A. administrative organs.

b.	The Top Management of YPF, understood as comprising the General Manager, the Corporate Directors, and the Directors General.

c.	The members of the YPF, S.A. Internal Transparency Committee.

d.	The employees assigned to areas related to Securities Market activities, which shall receive express notice of their inclusion.

e.	The other employees (whether Executives or not) who are included in its scope of application by decision of the YPF, S.A. Board, in the light of the circumstances prevailing in each specific case.

f.	Outside advisers, for the purposes prescribed in article 4. Outside advisers are understood as individuals or legal entities that render consulting, financial, legal, or any other kind of services to YPF, S.A. or companies controlled by it, and that accede to Privileged Information on that basis.

The Secretariat of the Board and/or the Finance and Administration Directorate of YPF, S.A. shall keep at all times an updated record of the persons falling under these Regulations’ scope of application, and must additionally inform the persons subject to these Regulations of their subjection thereto.

2.2	Objective Scope

The securities or financial instruments to which the provisions of these Regulations are applicable are:

a.	The securities directly issued by YPF, S.A. and companies controlled by and/or related to it which are traded, or whose listing for trading has been applied for, on an Exchange or other organized market, whether in Argentina or abroad.

b.	The financial instruments which confer the right to acquire the aforementioned securities.

c.	The financial instruments whose underlying assets are securities or instruments issued by YPF, S.A. or companies controlled by and/or related to it.

d.	The securities directly issued by other companies in which YPF, S.A. holds equity that are traded, or whose listing for trading has been applied for, on an Exchange or other organized markets, whether in Argentina or abroad.

3.	RULES OF CONDUCT REGARDING TRADING OF SECURITIES AND FINANCIAL INSTRUMENTS OF YPF, S.A. AND LISTED GROUP COMPANIES

3.1	Initial Communication

The persons subject to these Regulations who have subscribed for, purchased, sold, or acquired purchase options over any of the securities or instruments indicated in article 2.2 on their own behalf, in cash or credit, must send a communication to the Secretariat of the Board and/or the Finance and Administration Directorate within the 2 days after performing said operation. In said communication they must describe the operations and indicate their dates, quantities, and prices.

The obligation to send this communication is understood to exist without prejudice to the fulfillment of any other obligation prescribed by the applicable regulations for the Markets in which the securities and instruments indicated in article 2.2 refers are traded.

3.2	Annual Communication

Once a year, coinciding with the fiscal year end, the persons subject to these Regulations shall send the Secretariat of the Board and/or the Finance and Administration Directorate, at the latter’s request, an up-to-date list of the securities and instruments in their possession.

3.3	Related Persons

Operations performed by related persons, understood as those having the following relationships to the persons obligated by the provisions of these Regulations, are deemed equivalent to operations on the latter’s own behalf:

a.	The person’s spouse.

b.	The person’s minor children subject to parental authority.

c.	Entities effectively controlled by the person.

d.	Any other person or entity acting on behalf or in the interest of the person.

3.4	Recording of Securities

The Secretariat of the Board and/or the Finance and Administration Directorate shall keep an up-to-date record of the securities and instruments to which article 2.2 refers that are held by Directors, Executives, and employees subject to these Regulations. The balances in said record shall be confirmed by requesting a declaration of holdings from the interested parties at least once a year coinciding with the fiscal year end.

A communication shall be sent to the Secretariat of the Board and/or the Finance and Administration Directorate at the time these Regulations enter into force and at the time new persons become subject thereto, in which the securities and instruments in their possession shall be listed.

3.5	Confidentiality of Data

The Secretariat of the Board and/or the Finance and Administration Directorate shall keep the data in said record strictly confidential.

4.	PRIVILEGED INFORMATION

4.1	The Concept of Privileged Information

All information meeting the following requirements shall be deemed Privileged Information:

a.	Information of a concrete nature.

b.	Information directly or indirectly referring to the securities or instruments to which article 2.2 refers.

c.	Information that has not been made public.

d.	Information which, if made public, could exert or could have exerted a substantial influence over the market quotes of the securities and instruments to which article 2.2 refers.

For illustrative purposes, the following shall be deemed Privileged Information:

•	The earnings of YPF, S.A. or other companies of the Group.

•	Extraordinary changes in said earnings, or modifications of said earnings that have been made public.

•	Operations the company may perform, such as capital increases, securities issues, dividend distribution proposals, etc.

•	Mergers, acquisitions, or disinvestments on a significant scale of any kind of assets.

•	Facts or events that could give rise to litigation, disputes, or penalties capable of having a significant adverse impact on the expected earnings.

•	Decisions by authorities prior to their becoming public knowledge.

•	Other facts, events, or situations of like nature.

4.2	Loss of Privileged Information Status

Information shall cease to be deemed privileged when it becomes public or loses its ability to influence the market quotes of the securities or instruments to which it refers.

4.3	Prohibitions

The persons subject to these Regulations who possess any kind of Privileged Information and know or should have known that it is of that kind must refrain from engaging in the following behaviors, on their own behalf or that of third parties and directly or indirectly:

a.	Prepare or perform any kind of transaction in the securities or instruments indicated in article 2.2 to which said Privileged Information refers, on the basis of said information and for their own benefit or that of related persons.

b.	Exceptions to this prohibition apply to the preparation and performance of operations whose existence in and of itself constitutes Privileged Information, as well as operations performed in fulfillment of a matured obligation to acquire or transfer securities or instruments indicated in article 2.2 when said obligation is prescribed in an agreement entered into before any person subject to this Regulation came into possession of said Privileged Information, or other operations performed in conformity with the applicable requirements.

c.	Disclose said information to third parties, except in the customary performance of their work, profession, or position and in accordance with the requirements prescribed in these Regulations.

d.	Recommend to third parties the acquisition, sale, or assignment of securities and instruments indicated in article 2.2, or cause other persons to acquire, sell, or assign them, on the basis of Privileged Information.

4.4	Obligation to Safeguard the Information

a.	Persons who have Privileged Information are under an obligation to safeguard it, without prejudice to their duty to disclose it to, and cooperate with, the judicial and administrative authorities upon the terms prescribed in the applicable legislation.

b.	Persons who have Privileged Information must also take adequate measures to prevent said information’s being used in an abusive or unfair manner.

c.	Moreover, if an abusive or unfair use of Privileged Information occurs, any person having knowledge of it must inform the responsible person.

4.5	Actions Taken During the Study or Negotiation of Operations Comprising Privileged Information

4.5.1	Monitoring of Market Quotes

The Finance and Administration Directorate shall monitor the behavior of the market for the securities and instruments to which article 2.2 refers over time, as well as the news published or broadcast by the professional sources of economic information and the media which might affect said securities and instruments during the phase of study or negotiation of any kind of legal or financial operation which might comprise Privileged Information.

4.5.2	Public Announcement in Case Secrecy is Lost

In the event of an abnormal behavior of negotiated prices or traded volumes of securities and instruments to which article 2.2 refers, the Finance and Administration Director shall immediately inform the Chairman of the Board thereof, and the latter shall, if necessary and if there is reason to believe said behavior may be caused by a premature, partial, or distorted disclosure of the operation in question, take the necessary measures to immediately issue a public statement clearly and accurately expressing the status of the pending operation or one implying an advance of the information to be provided.

4.5.3	Safeguards

The President, the General Manager, and the Executives to whom they delegate authority must:

a.	Strictly limit knowledge of the Information to the persons within the organization or the outside advisers for whom it is indispensable.

b.	Expressly inform the recipients that the Information is confidential and of the prohibition on its use, as well as its inclusion in the documentary record kept by the Corporate Legal Affairs Directorate that is described below.

c.	Keep a documentary record for each operation that might give rise to Privileged Information, in which the identities of the persons who know the Privileged Information and the date on which each of them learned it are recorded.

d.	Adopt security measures for the custody, filing, access, reproduction, and distribution of Privileged Information.

e.	The Corporate Legal Affairs Directorate shall keep a Central Record of Privileged Information, in which the information received by each of the persons responsible for confidential documents shall be recorded by the procedure deemed most appropriate.

4.6	Compliance with the Securities Market Regulations

The persons subject to these Regulations who possess Privileged Information shall strictly comply with the applicable provisions on the subject in the Securities Markets in which the securities and instruments to which article 2.2 refers are traded, and in particular, the provisions of current legislation, development provisions, and these Regulations.

5.	RELEVANT INFORMATION

5.1	The Concept of Relevant Information

Relevant information is understood as all information for which the knowledge thereof could reasonably influence an investor to acquire or transfer securities or financial instruments, and hence, could exert a substantial influence over their market quotes on a secondary market.

5.2	The Duty of Reporting Relevant Information

YPF, S.A. is obligated to immediately inform the market of all relevant information on the Company, by communication to the National Securities Commission.

Relevant information shall be reported to the National Securities Commission prior to its disclosure by any other means and as soon as the fact or event becomes known, the decision has been adopted, or the agreement or contract with third parties has been signed.

In general, the Finance and Administration Directorate shall transmit communications of relevant information to the National Securities Commission.

Under exceptional circumstances, the President, the General Manager, any member of the YPF, S.A. Board, or the Legal Affairs Directors may transmit the relevant information.

The YPF Internal Transparency Committee shall receive communications of relevant information when appropriate in accordance with the rules that determine its scope of authority and operating regime.

5.3	Content of Relevant Information

The relevant information transmitted to the market must be truthful, clear, quantified, and complete, and may not induce or be capable of inducing the public to confusion or deception.

5.4	Confidential Relevant Information

When the Company believes relevant information should not be made public because it could seriously impair the corporate interest, it shall immediately inform the National Securities Commission, which may relieve it of the obligation pursuant to the provisions of article 6, second paragraph, of Decree 677/2001, Regime of Transparency in Public Offerings.

6.	TRANSACTIONS IN OWN SECURITIES

6.1	Applicable Rules

The determination and execution of specific plans for the acquisition or sale of YPF shares shall be in accordance with the provisions of article 68 of Decree 677/2001, Regime of Transparency in Public Offerings, article 220 of Law Nº 19550, Business Corporations Act, National Securities Commission General Resolution Nº 400/2002 regulating Decree N° 677/2001, and other legal provisions which modify, complement, or regulate the subject.

6.2	Notification

The YPF, S.A. Director of Finance and Administration shall make the official notifications of the Company’s transactions in its own securities as required by applicable regulations, and shall keep adequate control and record of said transactions.

7.	MANIPULATION OF MARKET QUOTES

7.1	Prohibition

The persons falling under these Regulations’ subjective scope of application must refrain from preparing or engaging in practices which falsify free price formation and those listed in article 34 of Decree Nº 677/2001, Regime of Transparency in Public Offerings, with the limitations prescribed in article 16 thereof and its regulations.

7.2	Prohibited Practices

The following shall be understood as prohibited practices:

a.	Operations or orders:

•	Which provide or may provide false or deceptive information regarding the supply, demand, or price of the negotiable securities or financial instruments.

•	Which, by means of one or more persons who act in concert, drive the price of one or more financial instruments to an abnormal or artificial level, unless the person who performed the operations or issued the orders demonstrates the legitimacy of his/her reasons and that they are consistent with accepted market practice in the regulated market in question.

b.	Operations or orders making use of fictitious elements or any other forms of deception or manipulation.

c.	Dissemination of information through the mass media, including the Internet, or through any other medium which provides or may provide false or deceptive information regarding the financial instruments in question, including the propagation of rumors and false or deceptive news, when the person who disclosed the information knew or should have known that it was false or deceptive.

d.	Anything the Ministry of the Economy or the National Securities Commission lists or describes as a concrete practice inconsistent with free price formation.

8.	CONFLICTS OF INTEREST

8.1	Rules for Directors

The Members of the Board shall be governed by the provisions of these Regulations on this subject.

8.2	Prior Communication

To control potential conflicts of interest, all the persons falling under these Regulations’ scope of application must inform the person in charge of their respective Areas before performing any operation or concluding any deal, far enough in advance so that timely decisions may be adopted, regarding situations which potentially and in each concrete circumstance might generate the appearance of conflict of interest with YPF, S.A. or any company controlled by or related to it, due to said persons’ activities outside of YPF or those of their relatives or acquaintances, their capital, or for any other reason, and which might cast doubt on their impartial performance.

8.3	Duty of Abstention

The persons subject to conflicts of interest must refrain from making decisions that might adversely affect the individuals or legal entities with whom/which the conflict is posed. In like manner, they must refrain from influencing said decision-making and must in all cases act in a manner loyal to YPF.

9.	TERM

For purposes of ensuring in advance its effective dissemination, these Internal Regulations for Conduct in the Securities Market shall enter into force as of August 15, 2003 and shall be periodically revised and updated to adapt them to subsequent normative requirements and reflect the best practice in the field.

The Secretariat of the Board and/or the Finance and Administration Directorate shall disseminate these Regulations to the persons falling under its scope of application, to which end each of them must sign a document with a content equal to that of the model attached hereto as Appendix I of these Regulations.

10.	OBLIGATORY OBSERVANCE

These Regulations are binding upon the persons falling under its scope of application.

11.	BREACH

Breach of the provisions of these Regulations shall be deemed as a labor violation, whose seriousness shall be determined in the proceeding to be followed in conformity with applicable provisions.

The foregoing shall be understood as being without prejudice to the legal violation stemming from failure to abide by the provisions of the Securities Market Acts and other applicable provisions of law, as well as the civil or criminal liability to which the violator is subject.

12.	INSPECTION

The Audit Committee shall be responsible for inspection of fulfillment of the obligations prescribed in these Regulations once it is created, and in its absence the Internal YPF Transparency Committee shall be responsible.

APPENDIX I

Declaration of Knowledge and Acceptance of the YPF Internal Regulations for Conduct in the Securities Market

Person Making Declaration:	(Full name)
C.U.I.L.	Electronic mail address

The undersigned declares that he/she knows and accepts the YPF Internal Regulations for Conduct in the Securities Market, approved by the Board at its August 7, 2003 meeting, and that he/she has received a copy thereof and undertakes to abide by it insofar as it is applicable to him/her.

Signature:

At                     , on                              , 2003